BRT APARTMENTS CORP.

BRT APARTMENTS CORP. COMPLETES SALE OF RETREAT AT CINCO RANCH

–Expects to Realize in Excess of a $16 million Gain on Sale –

Great Neck, New York – June 14, 2022 – BRT Apartments Corp. (NYSE:BRT) today announced that the unconsolidated joint venture in which it holds a 75% equity interest, completed the previously announced sale of the multifamily property, Retreat at Cinco Ranch, located in Katy, Texas, for a sales price of $68.3 million. BRT generated an approximate 20.4% internal rate of return, or IRR, from this property over the 6 ½ years it was owned. BRT received net proceeds of approximately $21.4 million from the sale and estimates that during the quarter ending June 30, 2022, BRT will recognize a gain on sale of this property of $16.5 million, after giving effect to its $639,000 share of the mortgage defeasance charge. As of March 31, 2022, this property had mortgage debt of $30.2 million with a remaining term to maturity of 3.8 years and an interest rate of 4.44% and in 2021, contributed $336,000 of BRT’s equity in loss of unconsolidated joint ventures.

Management anticipates redeploying the net proceeds of the sale towards the buy-out of its partners’ interests in certain joint venture properties, paying down debt, including approximately $6 million of credit facility debt, and for general corporate and working capital purposes.

Jeffrey A. Gould, Chief Executive Officer and President commented, “With the completion of this sale we continue to unlock significant value. We believe our approach to selectively prune our portfolio, while expanding our consolidated portfolio strategically and accretively, will result in building long-term, sustainable value for all of our stockholders.”

Forward Looking Statements:

Certain information contained herein is forward looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. BRT intends such forward looking statements to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “apparent,” “experiencing” or similar expressions or variations thereof. Investors are encouraged to carefully review the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Cautionary Statement Regarding Forward Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2021 and in the Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed thereafter for a discussion of the factors that could cause BRT’s actual results, performance or achievements to differ materially from its expectations. In addition, anticipated property purchases and sales (including information regarding the purchase and/or sale of the interests of BRT in its joint ventures) may not be completed during the periods indicated or at all, and estimates of gains from property sales are subject to adjustment, among other things, because actual closing costs may differ from the estimated costs. Investors should not rely on forward looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond BRT’s control and which could materially affect actual results, performance or achievements.

About BRT Apartments Corp.:

BRT is a real estate investment trust that either directly, or through joint ventures, owns, operates and, to a lesser extent, develops multi-family properties. Additional financial and descriptive information on BRT, its operations and its portfolio, ithiss available at BRT’s website at: www.brtapartments.com. Interested parties are encouraged to review BRT’s Annual Report on Form 10-K for the year ended December 31, 2021, and the other reports filed thereafter with the Securities and Exchange Commission for additional information.

Contact: Investor Relations
BRT Apartments Corp.
60 Cutter Mill Road
Suite 303
Great Neck, New York 11021
Telephone (516) 466-3100
Telecopier (516) 466-3132
www.brtapartments.com.
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